SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 9, 2002

JMAR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

State of Delaware

(State or other jurisdiction of incorporation)

1-10515	68-0131180

(Commission File No.)	(IRS Employer Identification No.)

5800 Armada Drive, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (760) 602-3292

Not Applicable

(Former name of or former address, if changed since last report)

Item 4. Changes in Registrant’s Certifying Accountant.
SIGNATURES

Item 4. Changes in Registrant’s Certifying Accountant.

     Effective August 9, 2002, the Company engaged Grant Thornton LLP (“Grant Thornton”) as the Company’s independent auditor for fiscal year 2002. During the Company’s two most recent fiscal years ended December 31, 2001 and the subsequent interim period through August 9, 2002, the Company did not consult Grant Thornton with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a) (2) (i) and (ii) of Regulation S-K. As was previously reported, the Company dismissed Arthur Andersen LLP on June 14, 2002.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: August 13, 2002	JMAR TECHNOLOGIES, INC. (Registrant)

	By:	/s/ DENNIS E. VALENTINE

Dennis E. Valentine Chief Financial Officer

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